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                                                                  EXHIBIT 23.03

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements Nos. 333-59999 and 333-61291 on Form S-3, Amendment No. 1 to Registration Statements Nos. 333-48553, 333-58749, 333-63075, and 333-73025 on Form S-3,
Amendment No. 1 to Registration Statement No. 333-64603 on Form S-4, and Amendment No. 4 to Registration Statement No. 333-69819 on Form S-3, and Registration Statement No. 333-75741 on Form S-8 of Adelphia Communications Corporation, of our report dated March 19, 1999, (April 12, 1999 as to Note
16) with respect to the consolidated balance sheets of Harron Communications Corp. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 1998, which report is included in this Current Report on Form 8-K of Adelphia Communications Corporation.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 19, 1999